Exhibit 3.7

RESTATED CERTIFICATE OF INCORPORATION

HOECHST CORPORATION

Hoechst Corporation, incorporated under the name “Bridgewater Realty Corporation” by filing of its original Certificate of Incorporation with the Secretary of State on February 6, 1968, does hereby file this Restated Certificate of Incorporation which has been duly adopted by the Board of Directors and the sole Stockholder. The text of this Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

FIRST:                                        The name of the Corporation is CELANESE AMERICAS CORPORATION.

SECOND:                         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:                                    The nature of the business and the objects and purposes proposed to be conducted or promoted by the Corporation, are to engage in any activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:                        The total number of shares of stock that the Corporation shall have the authority to issue is eighteen million (18,000,000) shares of Common Stock, and the par value of each of such shares is One Hundred Dollars ($100), amounting in the aggregate to One Billion, Eight Hundred Million Dollars ($1,800,000,000).

FIFTH:                                       The Corporation is to have perpetual existence.

SIXTH:            In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the By-laws of the Corporation;

To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation; and

To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

SEVENTH:      Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided by the By-laws. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the By-laws of the Corporation. Elections of directors need not be by written ballot unless and to the extent that the By-laws so provide.

EIGHTH:                             The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH:            No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General

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Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

This Restated Certificate of Incorporation was duly adopted by the sole stockholder in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said Hoechst Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by David A. Jenkins, its President and attested by Edmond A. Collins, its Vice President, General Counsel & Secretary, this 16th day of August, 1999.

HOECHST CORPORATION

		By:	/s/ David A. Jenkins
David A. Jenkins
President

ATTEST:

By:	/s/ Edmond A. Collins
Edmond A. Collins
Secretary

[SEAL]

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CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
CELANESE AMERICAS CORPORATION

Celanese Americas Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (this “Corporation”),

DOES HEREBY CERTIFY:

1.                                       That the Board of Directors of this Corporation, by unanimous written consent, adopted a resolution, proposing and declaring advisable, the following amendment to the Restated Certificate of Incorporation of this Corporation:

WHEREAS, the Board of Directors of this Corporation deems it advisable and in the best interest of the Corporation to amend Article FOURTH of the Corporation’s Restated Certificate of Incorporation; and

NOW THEREFORE, BE IT RESOLVED, Article FOURTH of the Restated Certificate of Incorporation of this Corporation, dated August 17,1999, be amended to read as follows:

“FOURTH:                                               The total number of shares of stock that the Corporation shall have the authority to issue is eighteen million shares of Common Stock of the par value of One Hundred Dollars per share ($100), amounting in the aggregate to One Billion, Eight Hundred Million Dollars ($l,800,000,000).

The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of one or more classes of stock or one or more series of stock within any class thereof, and by filing a certificate pursuant to the applicable law of the Stare of Delaware, to establish from time to tine the number of shares to be included in each such class or series, and to fix the designation, voting, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. The number of authorized shares of any class of stock or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of such class of stock or series of stock, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any class of stock or series of stock .”

2.                                       That pursuant to unanimous written consent, the holder of all of the outstanding shares entitled to vote thereon voted in favor of said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

3.                                       That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

4.                                       That the capital of said Corporation will not be reduced under or by reason of said amendment.

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IN WITNESS WHEREOF, said Celanese Americas Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Julie K. Chapin, its Vice President & Principal Executive Officer, and attested by Allen S. Danzig, its Assistant Secretary, this 25th day of June, 2003.

CELANESE AMERICAS CORPORATION

/s/ Julie K. Chapin
Julie K. Chapin
Vice President & Principal Executive Officer

[SEAL]

ATTEST:

/s/ Allen E. Danzig
Allen E. Danzig
Assistant Secretary

CERTIFICATE CREATING SERIES OF CLASS A STOCK

OF

CELANESE AMERICAS CORPORATION

*  *  *

Celanese Americas Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

That, pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation (as amended) of said corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by the unanimous written consent of its members, adopted a resolution providing for the issuance of a series of three million (3,000,000) shares of Series A Common Stock, which resolution is as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Common Stock of the corporation be and it hereby is created, such series of Common Stock to be designated Series A Common Stock, to consist of three million (3,000,000) shares, at the par value of One Hundred Dollars ($l00), which series shall have the preferences and rights and be subject to the qualification, limitations or restrictions of such rights as set forth in the Certificate of Incorporation of the corporation; and

IN WITNESS WHEREOF, Celanese Americas Corporation has caused this Certificate to be signed by Julie K. Chapin, its Vice President & Principal Executive Officer, this 7th day of July 2003.

/s/ Julie K. Chapin
Julie K. Chapin
Vice President &
Principal Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:46 PM 07/07/2003
FILED 08:04 PM 07/07/2003
SRV 030446509 - 0672927 FILE